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                                                                     EXHIBIT 21

                            QUAKER STATE CORPORATION

                                  Subsidiaries

         All of the following entities are 100% owned by Quaker State Corporation unless otherwise indicated:

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Name of Entity                                                                        Jurisdiction
--------------                                                                        ------------

Fort William Coal Dock Company, Ltd.                                                  Ontario
Green Shield, Inc.                                                                    Delaware
Lube Acquisition Corporation                                                          Delaware
Lubricants, Inc.                                                                      Arkansas
Medo Industries de Mexico, S.A. de C.V.                                               Mexico
Medo Industries Canada Ltd.                                                           Canada
QSB Corporation BVBA                                                                  Belgium
         Rain-X Europe, NV (1)                                                        Belgium
QSHK Corporation                                                                      Delaware
QS Holding Company                                                                    Delaware
Quaker Oil Corporation                                                                Texas
Quaker State, Inc.                                                                    Canada
Quaker State Investment Corporation                                                   Delaware
         Petro-Lon Canada Company (2)                                                 Nova Scotia
         Blue Coral, Inc. (2)                                                         Delaware
                  Blue Coral-Slick 50, Inc. (3)                                       Delaware
                  Car + S.A. (4)                                                      France
                  Petrolon UK Ltd. (5)                                                United Kingdom
                           Sutherwell Ltd.(6)                                         United Kingdom
                                    Petrolon British Isles Ltd. (7)                   United Kingdom
                  Petrolon Australia Pty. Ltd. (8)                                    Australia
                  Petrolon International Limited (3)                                  Isle of Man
                           Petrolon Overseas Ltd. (9)                                 United Kingdom
                           Petrolon Europe Ltd. (10)                                  Isle of Man
                  Quaker State International Ltd. (3)                                 United Kingdom
         Blue Coral Systems, Inc.  (2)                                                Delaware
         Freedom Freightways, Inc. (2)                                                Missouri
         Genesis Petroleum, Inc. (2)                                                  Utah
         Medo Industries, Inc. (2)                                                    New York
         Q Lube, Inc. (2)                                                             Delaware
                  Q Lube Canada, Inc. (11)                                            Ontario
                           Q Lube Ontario, Inc. (12)                                  Ontario
                                    Automotive Lube Shops Ltd. (13)                   Canada
                  Lubeco Management, Inc. (11)                                        Delaware
         The Valley Camp Coal Company (2)                                             Delaware
                  Valley Camp Investment Company (14)                                 Delaware
                           Donaldson Mine Company (15)                                West Virginia
                           Kelley's Creek and Northwestern Railroad Company (15)      West Virginia
                           Elm Grove Coal Company (15)                                West Virginia
                           The Helen Mining Company (15)                              Pennsylvania
                           Kanawha and Hocking Coal and Coke Company (15)             West Virginia
                           Shrewsbury Coal Company (15)                               West Virginia
                           Valley Camp of Utah, Inc. (15)                             Utah
         Valley Camp, Inc. (2)                                                        Canada

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
Quaker State Japan Co., Ltd.                                                          Japan
Rain-X Corporation                                                                    Arizona
         Rain-X Europe, NV (1)                                                        Belgium
Specialty Oil Company, Inc.                                                           Delaware
         Specialty Environmental Services of Texas, Inc. (16)                         Texas
Westland Oil Company, Inc.                                                            Louisiana
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(1)     33%  owned by QSB Corporation BVBA
        67%  owned by Rain-X Europe, NV
(2)    100%  owned by Quaker State Investment Corporation
(3)    100%  owned by Blue Coral, Inc.
(4)  89.65%  owned by Blue Coral, Inc.
     10.35%  owned by third parties
(5)      5%  owned by Blue Coral, Inc.
        95%  owned by Petrolon Europe Ltd.
(6)    100%  owned by Petrolon UK Ltd.
(7)    100%  owned by Sutherwell Ltd.
(8)      5%  owned by Blue Coral, Inc.
        95%  owned by Petrolon Europe, Ltd.
(9)    100%  owned by Petrolon International Ltd.
(10)    90%  owned by Petrolon International Ltd.;
        10%  owned by third party.
(11)   100%  owned by Q Lube, Inc.
(12)    50%  owned by Q Lube Canada, Inc.
(13)    50%  owned by Q Lube Ontario, Inc.
        50%  owned by third party
(14)   100%  owned by The Valley Camp Coal Company
(15)   100%  owned by Valley Camp Investment Company
(16)    50%  owned by Specialty Oil Company, Inc.
        50%  owned by third party

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